UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 25, 2017

Hawkins, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Rosegate Roseville, MN		55113
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code (612) 331-6910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b 2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2017, Hawkins, Inc. announced the hiring of Jeffrey P. Oldenkamp. Mr. Oldenkamp will assume the role of the company’s Chief Financial Officer, Vice President and Treasurer after the filing of the company’s Annual Report on Form 10-K, which is expected in early June of 2017. Kathleen Pepski, the company’s current Chief Financial Officer, Vice President and Treasurer, has previously announced her planned retirement and will remain in the role of Chief Financial Officer until that time to facilitate a smooth transition.
Prior to joining the company, Mr. Oldenkamp, age 44, has been with MTS Systems Corporation, where he served as Chief Financial Officer since January 2015. From January 2014 to January 2015, Mr. Oldenkamp was the Vice President of Finance for the MTS Test business. He has over twenty years of extensive financial experience, and has held various financial leadership positions at Nilfisk-Advance, Inc. (a global manufacturer of professional cleaning equipment), including serving as Americas Operations Chief Financial Officer and Vice President from January 2012 to January 2014, and Emerson Electric, Inc. Mr. Oldenkamp holds a Master’s of Business Administration degree from the University of Minnesota, and a Bachelor of Arts degree with a concentration in Accounting from the University of St. Thomas.
We have offered, and Mr. Oldenkamp has accepted, certain terms of his employment via an offer letter. Mr. Oldenkamp’s employment with us will continue at-will until terminated by either the company or Mr. Oldenkamp. His initial annual base salary will be approximately $350,000 and he will be eligible to participate in our executive bonus program at an initial target of 50% of base salary. His bonus for our fiscal year ending April  1, 2018 (“fiscal 2018”) will be guaranteed to pay at 100% of target, or more if the company exceeds its targeted performance.
Mr. Oldenkamp will be eligible to participate in our benefit plans according to their terms, including our Profit Sharing Plan and Employee Stock Ownership Plan. He will also participate in our equity incentive program with an initial target grant amount of 65% of base salary. The nature and final terms of awards under the program are subject to approval by the compensation committee of our board of directors and are next expected to be determined in June 2017. Additionally, Mr. Oldenkamp will receive a special one-time grant of performance-based restricted stock units representing an aggregate value of $250,000, which award will be subject to the same terms, conditions and vesting as performance shares that are awarded based on fiscal 2018 performance. Upon a termination of his employment by the company, for any reason other than cause or due to disability, the vesting of the special one-time grant will continue on the same schedule. Mr. Oldenkamp will be considered a “covered executive” under the existing Executive Severance Plan.
There is no arrangement or understanding pursuant to which Mr. Oldenkamp was selected to serve as an officer of the company, and there are no family relationships between Mr. Oldenkamp and any of the company’s directors or other executive officers.
Item 7.01.    Regulation FD Disclosure.
On April 25, 2017, we issued a press release announcing Mr. Oldenkamp’s hiring, the text of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference. The information contained in this Item 7.01 and Exhibit 99.1 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into our filings under the Securities Act of 1933, as amended or the Exchange Act.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

99.1	Press Release dated April 25, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.

Date: April 25, 2017	By:	/s/ RIchard G. Erstad
Richard G. Erstad
Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description	Method of Filing

99.1	Press Release, dated April 25, 2017	Electronic Transmission